Exhibit 99.1

PMV Pharmaceuticals Reports Third Quarter 2020 Financial Results and Corporate Highlights

November 13, 2020

•	U.S. Food and Drug Administration (FDA) clearance of PMV Pharmaceutical’s investigational new drug application for its lead product candidate PC14586
•	PMV Pharma lead product candidate PC14586 granted Fast Track designation by the FDA
•	Expanded Board of Directors with appointment of Rich Heyman, Ph.D., and Laurie Stelzer
•	Successful completion of initial public offering, raising approximately $243.5 million.

CRANBURY, NJ, November 13, 2020 (GLOBE NEWSWIRE) – PMV Pharmaceuticals, Inc. (Nasdaq: PMVP), a precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53 mutants, today reported financial results for the third quarter ended September 30, 2020, and provided corporate highlights.

“PMV Pharma has achieved important scientific, clinical, and operational milestones over the past quarter,” said David Mack, Ph.D., President and Chief Executive Officer. “The Investigational New Drug (IND) application for our lead product candidate PC14586 was cleared by the U.S. FDA in September. We believe the capital raised to date will enable us to execute on the clinical development of PC14586, while also continuing to invest in our discovery pipeline of small molecule, tumor-agnostic precision medicine products.”

Corporate Highlights

•

Received IND clearance from the FDA to initiate a Phase 1/2 study of PC14586 in patients with advanced solid tumors that have a p53 Y220C mutation. The Phase 1/2 study will enroll patients with a p53 Y220C mutation as determined by next generation sequencing. Phase 1 will evaluate escalating doses of PC14586 to determine the recommended Phase 2 dose and to assess safety, pharmacokinetics, and preliminary anti-tumor activity. Phase 2 will determine the overall response rate and duration of response. For more information, please visit www.clinicaltrials.gov (NCT study identifier NCT04585750).

•	In October, the U.S. FDA granted PMV Pharma Fast Track designation to PC14586 for the treatment of patients with locally advanced or metastatic solid tumors that have a p53 Y220C mutation.

•

Expanded PMV Pharma’s management team and Board of Directors by adding Robert Ticktin as General Counsel, along with Rich Heyman, Ph.D. as Chair of the Board of Directors, and Laurie Stelzer, as Audit Chair of the Board of Directors.

•	Advanced its R273H program, targeting a second p53 hot spot mutant, toward lead optimization, and progressed the Company’s pipeline derived from its proprietary discovery platform.
•

Raised $70.0 million in a Series D financing round in July 2020 with Avoro Capital, RA Capital Management, and Wellington Management Company joining existing investors OrbiMed Advisors, Nextech Invest, Viking Global Investors, and Boxer Capital of Tavistock Group.

•	Successfully completed an IPO at a public offering price of $18 per share, with gross proceeds totaling approximately $243.5 million.

Third Quarter 2020 Financial Highlights

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PMV Pharma ended the third quarter with $373.1 million in cash, cash equivalents, and marketable securities compared to $101.5 million as of December 31, 2019. Net cash provided by financing activities for the nine months ended September 30, 2020 was $294.3 million compared to $0.1 million for the nine months ended September 30, 2019. Net cash used in operations was $22.4 million for the nine months ended September 30, 2020 compared to $17.0 million for the nine months ended September 30, 2019.

•	Net loss for the quarter ended September 30, 2020 was $8.8 million compared to $6.2 million for the quarter ended September 30, 2019.
•

Research and development (R&D) expenses were $6.0 million for the quarter ended September 30, 2020 compared to $4.9 million for the quarter ended September 30, 2019. The increase in R&D expenses was primarily related to increase in personnel, preclinical development, and IND filing of PC14586.

•

General and administrative (G&A) expenses were $2.7 million for the quarter ended September 30, 2020, compared to $1.5 million for the quarter ended September 30, 2019. The increase in G&A expenses was primarily due to an increase in personnel and other corporate costs related to building out infrastructure for growth.

About PMV Pharma

PMV Pharma is a precision oncology company pioneering the discovery and development of small molecule, tumor-agnostic therapies targeting p53 mutants. p53 mutations are found in approximately half of all cancers. The field of p53 biology was established by our co-founder Dr. Arnold Levine when he discovered the p53 protein in 1979. Bringing together leaders in the field to utilize over four decades of p53 biology, PMV Pharma combines unique biological understanding with pharmaceutical development focus.  PMV Pharma is headquartered in Cranbury, New Jersey. For more information, please visit www.pmvpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s future plans or expectations for PC14586, including expectations regarding the success of its current clinical trial for PC14586; the future plans or expectations for the Company’s discovery platform, including the advancement of our R273H program to lead optimization; and the period over which the Company estimates its existing cash and cash equivalents will be sufficient to fund its current operating plan. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include: the success, cost, and timing of the Company’s product candidate development activities and planned clinical trials, the Company’s ability to execute on its strategy, regulatory developments in the United States and operate as an early clinical stage company, the potential for clinical trials of PC14586 or any future clinical trials of other product candidates to differ from preclinical, preliminary or expected results, the Company’s ability to fund operations, and the impact that the current COVID-19 pandemic will have on the Company’s clinical trials, supply chain, and operations, as well as those risks and uncertainties set forth in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 13, and its other filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

PMV Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(Unaudited)
(in thousands)

	September 30, 2020 (unaudited)	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$373,150	$73,278
Short-term marketable securities	—	28,208
Prepaid expenses and other current assets	522	607
Total current assets	373,672	102,093
Property and equipment, net	573	739
Other assets	201	201
Total assets	$374,446	$103,033
Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$548	$2,837
Accrued expenses	4,928	1,686
Total current liabilities	5,476	4,523
Other liabilities	—	51
Total liabilities	5,476	4,574
Convertible preferred stock	—	168,933
Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	468,396	4,969
Accumulated deficit	(99,426)	(75,440)
Accumulated other comprehensive loss	—	(3)
Total stockholders’ equity (deficit)	368,970	(70,474)
Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$374,446	$103,033

PMV Pharmaceuticals, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating Expenses:
Research and development	$5,992	$4,895	$17,752	$15,060
General and administrative	2,709	1,545	6,689	4,222
Total operating expenses	8,701	6,440	24,441	19,282
Loss from operations	(8,701)	(6,440)	(24,441)	(19,282)
Other (expense) income
Interest income, net	40	272	603	985
Other expense:	(100)	—	(143)	—
Total other (expense) income	(60)	272	460	985
Loss before provision for income taxes	(8,761)	(6,168)	(23,981)	(18,297)
Provision for income taxes	3	7	5	8
Net loss	(8,764)	(6,175)	(23,986)	(18,305)
Unrealized (loss) gains on marketable securities, net of tax	(5)	(2)	3	14
Comprehensive loss	$(8,769)	$(6,177)	$(23,983)	$(18,291)
Net loss per share -- basic and diluted	$(1.46)	$(2.03)	$(5.93)	$(6.04)
Weighted-average common shares outstanding	6,022,457	3,046,200	4,045,527	3,031,416

Contact

For Investors:

Winston Kung
Chief Financial Officer
investors@pmvpharma.com

For Media:

Mariann Caprino
mcaprino@pmvpharma.com
(917) 242-1087 mobile